SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 18, 2002
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                        SAVVIS COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)

             Delaware                     0-29375                43-1809960
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(State or Other Jurisdiction         (Commission File           (IRS Employer
of Incorporation or Organization)         Number)            Identification No.)

12851 Worldgate Drive, Herndon, Virginia                             20170
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(Address of Principal Executive Office)                            (Zip Code)

       Registrant's telephone number, including area code: (703) 234-8000
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On September 18, 2002, the registrant issued an aggregate of 22,600 shares of the registrant's Series A Convertible Preferred Stock, par value $.01 per share, at a purchase price of $1,000 per share to Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII") and several entities and individuals affiliated with WCAS VIII pursuant to a securities purchase agreement, dated as of September 18, 2002, among the registrant and such entities and individuals.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits.

         10.1 Securities Purchase Agreement, dated as of September 18, 2002, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P. and the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on Annex I thereto.

         99.1  Press release, dated September 18, 2002.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     SAVVIS COMMUNICATIONS CORPORATION


Date: September 19, 2002             By: /s/ David J. Frear
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                                         Name:  David J. Frear
                                         Title: Executive Vice President and CFO
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                                  EXHIBIT INDEX
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Exhibit No.    Description
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10.1           Securities Purchase Agreement, dated as of September 18, 2002, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P. and the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on Annex I thereto.

99.1           Press release, dated September 18, 2002.